UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2006

Service Air Group Inc.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-30329	22-3719171
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5455 Airport Road South, Richmond, B.C. Canada V7B 1B5

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including area code: (604) 722-2147

Item 1.01. Entry into a Material Definitive Agreement

On April 1, 2006, The Registrant (SAG) entered into an Agreement for the Exchange of Stock for Stock with Service Air Group Inc., a British Columbia, Canada, operating Company (SAGCA), whereby SAG agreed to issue pro rata 4,125,000 shares of its restricted common stock to SAGCA, in exchange of 4,125,000 of SAGCA’s Class-B, Non-Voting Stock.

A conformed copy of the Agreement for Exchange of Stock for Stock is attached to this Report as Exhibit 10.1.

Item 2.01. Completion of Acquisition or Disposition of Assets. See Item 1.01, above

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Agreement for Exchange of Stock for Stock, referred to in Item 1.01, above, on April 15, 2006, the Company issued 4,125,000 shares of its common stock to SAGCA; all shares were issued in reliance on an exemption from registration under section 4 (2) of the Securities Act of 1933, as amended; the shares are restricted in their transferability under SEC Rule 144.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2006

SERVICE AIR GROUP, INC.

By: /s/ Mohammad Sultan
Mohammad Sultan, CEO/CFO & Director

Exhibit 10.1

1.	Agreement for Exchange of Stock for Stock
2.	Pre-RTO Audited Financial Statements of SAGCA 2004 & 2005.
3.	Pro Forma Consolidated Financial Statements
4.	New Combined Key Management